Exhibit 99.1

THE CHILDREN’S PLACE REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

Reports Q4 GAAP Earnings per Diluted Share of $0.53 versus $1.61 in Q4 2019

Reports Q4 Adjusted Earnings per Diluted Share of $1.01 versus $1.85 in Q4 2019

Secaucus, New Jersey – March 9, 2021 – The Children’s Place, Inc. (Nasdaq: PLCE), the largest pure-play children’s specialty apparel retailer in North America, today announced financial results for the fourth quarter and fiscal year ended January 30, 2021.

Jane Elfers, President and Chief Executive Officer announced, “Fourth quarter results exceeded our expectations across all key metrics with sales significantly exceeding our expectations in both our digital and stores channels. Consolidated digital sales increased 38% for the fourth quarter, representing 46% of total sales. For full year 2020, digital sales increased 37%, and we ended the year with an industry-leading digital penetration of 53% of total sales. For fiscal 2020, we added 1.9 million new digital customers, converted over 1 million of our store-only customers to omni-channel customers, and increased our mobile app downloads by approximately 60%. With no significant COVID-19 temporary U.S. store closures during the quarter, U.S. store sales were better than expected at 81% of last year’s levels with traffic down approximately 35%. However, due to the significant impact of government mandated COVID-19 closures in Canada, impacting approximately two-thirds of our Canadian stores for approximately half of the fourth quarter, Canada store sales performed at 52% of last year’s levels, with traffic down 62%.”

Ms. Elfers continued, “With respect to our fleet optimization initiative, we closed 60 stores during the quarter bringing our total stores closures to 178 for 2020. We plan to close a total of approximately 122 stores in 2021, with 25 planned closures in the first quarter, and 97 closures planned by the end of fiscal 2021, bringing our total closures for the two-year period to our previously announced target of 300 closures.”

Ms. Elfers concluded, “Our entire organization committed to delivering the best possible results for our customers and our shareholders this past year and I want to thank each of our associates for their resilience during this very difficult period. We operated at a high level throughout the pandemic and due to our consistent and focused execution of our long-term strategic plan, we believe we have multiple opportunities ahead of us for accelerated operating margin expansion. While we are hopeful that the pandemic will subside in 2021, we will continue to address the many pandemic-related challenges we face between now and then, and, at the same time, continue to focus on realizing the significant opportunity that exists for our brands.”

Fourth Quarter 2020 Results

Net sales decreased 7.8% to $472.9 million in the three months ended January 30, 2021 compared to $513.0 million in the three months ended February 1, 2020, primarily driven by the impact of permanent and temporary store closures and the negative impact of reduced operating hours in our mall stores, as mandated by the mall owners. Comparable retail sales for the quarter increased 1%.

1

Gross profit was $139.8 million in the three months ended January 30, 2021, compared to $166.4 million in the three months ended February 1, 2020. Adjusted gross profit was $143.9 million in the three months ended January 30, 2021, compared to $166.9 million in the comparable period last year, and deleveraged 210 basis points to 30.4% of net sales.  The decrease was primarily a result of increased penetration of our e-commerce business and its higher fulfillment costs, inclusive of incremental freight surcharges and additional costs resulting from capacity constraints from our major carriers, a $13.6 million donation of seasonal holiday product as a result of historically low demand in dress-up product, and the deleverage of fixed expenses resulting from the decline in net sales, partially offset by lower occupancy expenses due to rent abatements of $12.9 million and lease negotiations, and higher merchandise margins in both our stores and digital channels.

Selling, general, and administrative expenses were $108.8 million in the three months ended January 30, 2021, compared to $113.2 million in the three months ended February 1, 2020. Adjusted SG&A was $102.7 million in the three months ended January 30, 2021, compared to $113.0 million in the comparable period last year, and leveraged 30 basis points to 21.7% of net sales, primarily as a result of a reduction in store expenses resulting from our permanent store closures, as well as a reduction in overall operating expenses associated with strategic actions taken in response to the COVID-19 pandemic, partially offset by higher incentive compensation accruals.

Operating income was $14.4 million in the three months ended January 30, 2021, compared to $29.5 million in the three months ended February 1, 2020. Adjusted operating income was $26.0 million in the three months ended January 30, 2021, compared to $35.4 million in the comparable period last year, and deleveraged 140 basis points to 5.5% of net sales.

Interest expense was $4.1 million in the three months ended January 30, 2021, compared to $1.8 million in the three months ended February 1, 2020.  The increase in interest expense was driven by a higher debt balance and the higher interest rate associated with the term loan.

Net income was $7.8 million, or $0.53 per diluted share, in the three months ended January 30, 2021, compared to net income of $24.2 million, or $1.61 per diluted share, in the three months ended February 1, 2020. Adjusted net income was $14.9 million, or $1.01 per diluted share, compared to adjusted net income of $28.0 million, or $1.85 per diluted share, in the comparable period last year.

Fiscal 2020 Results

Net sales decreased 18.6% to $1.523 billion in the twelve months ended January 30, 2021 compared to $1.871 billion in the twelve months ended February 1, 2020, primarily as a result of the disruption caused by the COVID-19 pandemic, resulting in a significant acceleration of permanent store closures, extensive temporary store closures, and a significant decrease in back-to-school demand due to schools adopting remote and hybrid learning models, partially offset by increased e-commerce sales.

Gross profit was $333.3 million in the twelve months ended January 30, 2021, compared to $655.3 million in the twelve months ended February 1, 2020. Adjusted gross profit was $408.8 million in the twelve months ended January 30, 2021, compared to $655.3 million in the comparable period last year, and deleveraged 820 basis points to 26.8% of net sales, primarily as a result of increased penetration of our e-commerce business and its higher fulfillment costs, a decrease in merchandise margin resulting from strategic actions taken in the first half of fiscal 2020 in response to the pandemic-driven temporary closure of our entire store fleet, and the deleverage of fixed expenses resulting from the decline in net sales.

2

Selling, general, and administrative expenses were $428.2 million in the twelve months ended January 30, 2021, compared to $478.1 million in the twelve months ended February 1, 2020. Adjusted SG&A was $402.1 million in the twelve months ended January 30, 2021, compared to $472.3 million in the comparable period last year, and deleveraged 120 basis points to 26.4% of net sales, primarily as a result of the deleverage of fixed expenses resulting from the decline in net sales and higher incentive compensation accruals, partially offset by a reduction in store expenses resulting from our permanent store closures, as well as a reduction in overall operating expenses associated with strategic actions taken in response to the COVID-19 pandemic.

Operating loss was ($199.9) million in the twelve months ended January 30, 2021, compared to operating income of $96.4 million in the twelve months ended February 1, 2020. Adjusted operating loss was ($56.7) million in the twelve months ended January 30, 2021, compared to adjusted operating income of $111.3 million in the comparable period last year, and deleveraged 970 basis points to (3.7%) of net sales.

Interest expense was $11.8 million in the twelve months ended January 30, 2021, compared to $7.9 million in the twelve months ended February 1, 2020.  The increase in interest expense was driven by a higher debt balance and the higher interest rate associated with the term loan.

Net loss was ($140.4) million, or ($9.59) per diluted share, in the twelve months ended January 30, 2021, compared to net income of $73.3 million, or $4.68 per diluted share, in the twelve months ended January 30, 2021.  Adjusted net loss was ($53.4) million, or ($3.65) per diluted share, compared to adjusted net income of $83.8 million, or $5.36 per diluted share, in the comparable period last year.

Non-GAAP Reconciliation

The Company’s results are reported in this press release on a GAAP and as adjusted, non-GAAP basis. Adjusted net income (loss), adjusted net income (loss) per diluted share, adjusted gross profit, adjusted selling, general, and administrative expenses, and adjusted operating income (loss) are non-GAAP measures, and are not intended to replace GAAP financial information, and may be different from non-GAAP measures reported by other companies. The Company believes the income and expense items excluded as non-GAAP adjustments are not reflective of the performance of its core business, and that providing this supplemental disclosure to investors will facilitate comparisons of the past and present performance of its core business.

In the fourth quarter, the Company modified its reporting practices regarding the use of non-GAAP measures. As a result, the Company no longer excludes the following items from its non-GAAP measures: (1) occupancy charges for rent at our stores when they were temporarily closed of approximately $49.0 million; and (2) payroll and benefits for certain store employees during the period our stores were temporarily closed, net of a payroll tax credit benefit resulting from the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, of approximately $4.2 million. Included with the Reconciliation of Non-GAAP Financial Information to GAAP tables at the end of this press release are tables setting forth reconciliations reflecting the above modifications for prior fiscal quarters in fiscal 2020.

For the three months ended January 30, 2021, the Company’s adjusted results exclude net expenses of approximately $11.6 million, primarily related to the impact of the COVID-19 pandemic, including incremental COVID-19 operating expenses, including incentive pay and personal protective equipment for our associates.  The total impact on income taxes for the above items was approximately $4.4 million, including a provision of approximately $1.4 million, primarily resulting from the changes in operating loss carryback rules as a result of the CARES Act.

3

For the twelve months ended January 30, 2021, the Company recorded an inventory provision of approximately $63.2 million and approximately $38.5 million of impairment charges, including the right-of-use assets recorded in connection with the adoption of the new lease accounting standard. The inventory provision relates to the adverse business disruption resulting from the COVID-19 pandemic, including the store closures. The impairment charges were primarily a result of decreased net revenue and cash flow projections resulting from the COVID-19 pandemic disruption.

In addition to the inventory provision and impairment charges, the Company’s adjusted results for the twelve months ended January 30, 2021 exclude net expenses of approximately $41.5 million, primarily related to the impact of the COVID-19 pandemic, including incremental COVID-19 operating expenses, including incentive pay and personal protective equipment for our associates.

The total impact on income taxes for the above items for the year ended January 30, 2021 was approximately $56.2 million, including a benefit of approximately $18.3 million, primarily resulting from the changes in operating loss carryback rules as a result of the CARES Act.

Store Update

As of January 30, 2021, the Company had 680 of 749 stores open to the public in the U.S., Canada, and Puerto Rico, with all but one store of the temporarily closed stores located in Canada.

Consistent with the Company’s store fleet optimization initiative, the Company permanently closed 60 stores in the three months ended January 30, 2021, bringing our store closures for fiscal 2020 to 178 stores. The Company is planning to close a total of 122 stores in fiscal 2021, with approximately 25 stores closing in the first quarter, and approximately 97 closures planned by the end of fiscal 2021, bringing our total closures for the two year period to our previously announced target of 300 closures.

The Company ended the quarter with 749 stores and square footage of 3.6 million, a decrease of 16.3% compared to the prior year. The Company permanently closed 178 stores in fiscal 2020, and since the Company’s fleet optimization initiative was announced in 2013, it has permanently closed 449 stores.

Balance Sheet and Cash Flow

As of January 30, 2021, the Company had approximately $64 million of cash and cash equivalents and $170 million outstanding on its revolving credit facility.  Additionally, the Company generated approximately $15 million in operating cash flow in the three months ended January 30, 2021.

Outlook

As a result of the continued uncertainty created by the COVID-19 pandemic, the Company is not providing EPS guidance.

Conference Call Information

The Children’s Place will host a conference call on Tuesday, March 9, 2021 at 8:00 a.m. Eastern Time to discuss its fourth quarter and full year fiscal 2020 results.

The call will be broadcast live at http://investor.childrensplace.com. An audio archive will be available on the Company’s website approximately one hour after the conclusion of the call. A conference call transcript will also be posted on our website.

4

About The Children’s Place

The Children’s Place is the largest pure-play children’s specialty apparel retailer in North America. The Company designs, contracts to manufacture, sells at retail and wholesale, and licenses to sell fashionable, high-quality merchandise predominantly at value prices, primarily under the proprietary “The Children’s Place”, “Place”, “Baby Place”, and “Gymboree” brand names. As of January 30, 2021, the Company had 749 stores in the United States, Canada, and Puerto Rico, online stores at www.childrensplace.com and www.gymboree.com, and the Company’s eight international franchise partners had 230 international points of distribution in 19 countries.

Forward Looking Statements

This press release, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and adjusted net income per diluted share. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2020 and supplemented by the “Risk Factors” sections of its quarterly reports on Form 10-Q for the fiscal quarter ended May 2, 2020 and the fiscal quarter ended August 1, 2020. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions, the risks related to the COVID-19 pandemic, including the impact of the COVID-19 pandemic on our business or the economy in general (including decreased customer traffic, schools adopting remote and hybrid learning models, closures of businesses and other activities causing decreased demand for our products and negative impacts on our customers’ spending patterns due to decreased income or actual or perceived wealth, and the impact of the CARES Act and other legislation related to the COVID-19 pandemic, and any changes to the CARES Act or such other legislation), the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk of delays, interruptions and disruptions in the Company’s global supply chain, including resulting from COVID-19 or other disease outbreaks, or foreign sources of supply in less developed countries or more politically unstable countries, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigations brought under consumer protection, employment, and privacy and information security laws and regulations, the imposition of regulations affecting the importation of foreign-produced merchandise, including duties and tariffs, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:  Investor Relations (201) 558-2400 ext. 14500

(Tables follow)

5

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-To-Date Ended
	January 30,	February 1,	January 30,	February 1,
	2021	2020	2021	2020
Net sales	$472,897	$513,020	$1,522,598	$1,870,667
Cost of sales	333,118	346,660	1,189,347	1,215,362
Gross profit	139,779	166,360	333,251	655,305
Selling, general and administrative expenses	108,792	113,183	428,234	478,120
Asset impairment charges	598	4,731	38,527	6,039
Depreciation and amortization	16,000	18,911	66,405	74,788
Operating income (loss)	14,389	29,535	(199,915)	96,358
Interest expense, net	(4,101)	(1,797)	(11,843)	(7,941)
Income (loss) before taxes	10,288	27,738	(211,758)	88,417
Provision (benefit) for income taxes	2,524	3,497	(71,393)	15,117
Net income (loss)	$7,764	$24,241	$(140,365)	$73,300

Earnings (loss) per common share
Basic	$0.53	$1.61	$(9.59)	$4.71
Diluted	$0.53	$1.61	$(9.59)	$4.68

Weighted average common shares outstanding
Basic	14,642	15,027	14,631	15,547
Diluted	14,769	15,101	14,631	15,653

6

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	Fourth Quarter Ended		Year-To-Date Ended
	January 30,	February 1,	January 30,	February 1,
	2021	2020	2021	2020
Net income (loss)	$7,764	$24,241	$(140,365)	$73,300

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	4,865	-	22,495	-
Restructuring costs	3,172	690	10,509	2,808
Fleet optimization	2,129	1,104	3,400	2,297
Accelerated depreciation	809	478	2,980	3,145
Asset impairment charges	599	4,731	38,528	6,039
Inventory provision	-	-	63,247	-
Accounts receivables	-	-	1,081	-
Gymboree integration costs	-	1,076	640	2,144
Foreign exchange penalties	-	(2,200)	-	(2,200)
Legal reserve	-	-	302	-
Distribution facility start-up costs	-	-	-	721
Aggregate impact of Non-GAAP adjustments	11,574	5,879	143,182	14,954
Income tax effect(1)	(3,027)	(2,140)	(37,880)	(4,545)
Prior year uncertain tax positions(2)	-	-	-	135
Impact of CARES Act	(1,381)	-	(18,309)	-
Net impact of Non-GAAP adjustments	7,166	3,739	86,993	10,544

Adjusted net income (loss)	$14,930	$27,980	$(53,372)	$83,844

GAAP net income (loss) per common share	$0.53	$1.61	$(9.59)	$4.68

Adjusted net income (loss) per common share	$1.01	$1.85	$(3.65)	$5.36

(1) The tax effects of the non-GAAP items are calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

(2) Prior year tax related to uncertain tax positions.

	Fourth Quarter Ended		Year-To-Date Ended
	January 30,	February 1,	January 30,	February 1,
	2021	2020	2021	2020
Operating income (loss)	$14,389	$29,535	$(199,915)	$96,358

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	4,865	-	22,495	-
Restructuring costs	3,172	690	10,509	2,808
Fleet optimization	2,129	1,104	3,400	2,297
Accelerated depreciation	809	478	2,980	3,145
Asset impairment charges	599	4,731	38,528	6,039
Inventory provision	-	-	63,247	-
Accounts receivables	-	-	1,081	-
Gymboree integration costs	-	1,076	640	2,144
Foreign exchange penalties	-	(2,200)	-	(2,200)
Legal reserve	-	-	302	-
Distribution facility start-up costs	-	-	-	721
Aggregate impact of Non-GAAP adjustments	11,574	5,879	143,182	14,954

Adjusted operating income (loss)	$25,963	$35,414	$(56,733)	$111,312

7

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

  (Unaudited)

	Fourth Quarter Ended		Year-To-Date Ended
	January 30,	February 1,	January 30,	February 1,
	2021	2020	2021	2020
Gross profit	$139,779	$166,360	$333,251	$655,305

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	3,428	-	11,632	-
Fleet optimization	643	512	643	(38)
Inventory provision	-	-	63,247	-
Aggregate impact of Non-GAAP adjustments	4,071	512	75,522	(38)

Adjusted Gross profit	$143,850	$166,872	$408,773	$655,267

	Fourth Quarter Ended		Year-To-Date Ended
	January 30,	February 1,	January 30,	February 1,
	2021	2020	2021	2020
Selling, general and administrative expenses	$108,792	$113,183	$428,234	$478,120

Non-GAAP adjustments:
Restructuring costs	(3,172)	(690)	(10,509)	(2,808)
Fleet optimization	(1,486)	(592)	(2,757)	(2,335)
Incremental COVID-19 operating expenses	(1,437)	-	(10,863)	-
Accounts receivables	-	-	(1,081)	-
Gymboree integration costs	-	(1,076)	(640)	(2,144)
Foreign exchange penalties	-	2,200	-	2,200
Legal reserve	-	-	(302)	-
Distribution facility start-up costs	-	-	-	(721)
Aggregate impact of Non-GAAP adjustments	(6,095)	(158)	(26,152)	(5,808)

Adjusted Selling, general and administrative expenses	$102,697	$113,025	$402,082	$472,312

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THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 30,	February 1,
	2021	2020*
Assets:
Cash and cash equivalents	$63,548	$68,487
Accounts receivable	39,534	32,812
Inventories	388,141	327,165
Other current assets	55,860	21,416
Total current assets	547,083	449,880

Property and equipment, net	181,801	236,898
Right-of-use assets	280,209	393,820
Tradenames, net	72,492	73,291
Other assets, net	55,127	27,508
Total assets	$1,136,712	$1,181,397

Liabilities and Stockholders’ Equity:
Revolving loan	$169,778	$170,808
Accounts payable	239,173	213,115
Current lease liabilities	183,194	121,868
Accrued expenses and other current liabilities	122,012	89,216
Total current liabilities	714,157	595,007

Long-term lease liabilities	215,100	311,908
Term Loan	75,346	-
Other liabilities	38,732	39,295
Total liabilities	1,043,335	946,210

Stockholders’ equity	93,377	235,187

Total liabilities and stockholders’ equity	$1,136,712	$1,181,397

*      Derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2020.

9

THE CHILDREN’S PLACE, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(In thousands)

(Unaudited)

	52 Weeks Ended	52 Weeks Ended
	January 30,	February 1,
	2021	2020

Net income (loss)	$(140,365)	$73,300
Non-cash adjustments	200,554	251,645
Working capital	(95,906)	(147,043)
Net cash provided by (used in) operating activities	(35,717)	177,902

Net cash used in investing activities	(30,374)	(134,350)

Net cash provided by (used in) financing activities	60,929	(44,374)

Effect of exchange rate changes on cash	223	173

Net decrease in cash and cash equivalents	(4,939)	(649)

Cash and cash equivalents, beginning of period	68,487	69,136

Cash and cash equivalents, end of period	$63,548	$68,487

10

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
	Ended	Ended	Ended	Ended	Ended
	May 2,	August 1,	October 31,	January 30,	January 30,
	2020	2020	2020	2021	2021
Net income (loss)	$(114,810)	$(46,639)	$13,320	$7,764	$(140,365)

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	2,374	9,840	5,416	4,865	22,495
Restructuring costs	3,391	3,030	916	3,172	10,509
Fleet optimization	-	650	621	2,129	3,400
Accelerated depreciation	141	1,203	827	809	2,980
Asset impairment charges	37,091	544	294	599	38,528
Inventory provision	63,247	-	-	-	63,247
Accounts receivables	1,043	38	-	-	1,081
Gymboree integration costs	640	-	-	-	640
Legal reserve	302	-	-	-	302
Aggregate impact of Non-GAAP adjustments	108,229	15,305	8,074	11,574	143,182
Income tax effect	(28,663)	(4,054)	(2,136)	(3,027)	(37,880)
Impact of CARES Act	(13,477)	(3,901)	450	(1,381)	(18,309)
Net impact of Non-GAAP adjustments	66,089	7,350	6,388	7,166	86,993

Adjusted net income (loss)	$(48,721)	$(39,289)	$19,708	$14,930	$(53,372)

GAAP net income (loss) per common share	$(7.86)	$(3.19)	$0.91	$0.53	$(9.59)

Adjusted net income (loss) per common share	$(3.33)	$(2.68)	$1.35	$1.01	$(3.65)

Items previously excluded from adjusted net income (loss):
Occupancy charges	23,126	23,932	1,915	-	48,973
Store payroll and benefits, net of CARES Act retention credit	4,242	-	-	-	4,242
Income tax effect	(7,250)	(6,341)	(508)	-	(14,099)
Net impact of Non-GAAP adjustments previously disclosed	86,207	24,941	7,795	7,166	126,109

Adjusted net income (loss) previously disclosed	$(28,603)	$(21,698)	$21,115	$14,930	$(14,256)

Adjusted net income (loss) per common share previously disclosed	$(1.96)	$(1.48)	$1.44	$1.01	$(0.99)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
	Ended	Ended	Ended	Ended	Ended
	May 2,	August 1,	October 31,	January 30,	January 30,
	2020	2020	2020	2021	2021
Operating income (loss)	$(173,143)	$(64,484)	$23,323	$14,389	$(199,915)

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	2,374	9,840	5,416	4,865	22,495
Restructuring costs	3,391	3,030	916	3,172	10,509
Fleet optimization	-	650	621	2,129	3,400
Accelerated depreciation	141	1,203	827	809	2,980
Asset impairment charges	37,091	544	294	599	38,528
Inventory provision	63,247	-	-	-	63,247
Accounts receivables	1,043	38	-	-	1,081
Gymboree integration costs	640	-	-	-	640
Legal reserve	302	-	-	-	302
Aggregate impact of Non-GAAP adjustments	108,229	15,305	8,074	11,574	143,182

Adjusted operating income (loss)	$(64,914)	$(49,179)	$31,397	$25,963	$(56,733)

Items previously excluded from adjusted operating income (loss):
Occupancy charges	23,126	23,932	1,915	-	48,973
Store payroll and benefits, net of CARES Act retention credit	4,242	-	-	-	4,242
Aggregate impact of Non-GAAP adjustments previously disclosed	135,597	39,237	9,989	11,574	196,397

Adjusted operating income (loss) previously disclosed	$(37,546)	$(25,247)	$33,312	$25,963	$(3,518)

11

THE CHILDREN’S PLACE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(In thousands, except per share amounts)

(Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
	Ended	Ended	Ended	Ended	Ended
	May 2,	August 1,	October 31,	January 30,	January 30,
	2020	2020	2020	2021	2021
Gross profit (loss)	$(19,673)	$67,080	$146,065	$139,779	$333,251

Non-GAAP adjustments:
Incremental COVID-19 operating expenses	1,690	2,745	3,769	3,428	11,632
Fleet optimization	-	-	-	643	643
Inventory provision	63,247	-	-	-	63,247
Aggregate impact of Non-GAAP adjustments	64,937	2,745	3,769	4,071	75,522

Adjusted Gross profit	$45,264	$69,825	$149,834	$143,850	$408,773

Items previously excluded from adjusted Gross profit:
Occupancy charges	23,126	23,932	1,915	-	48,973
Aggregate impact of Non-GAAP adjustments previously disclosed	88,063	26,677	5,684	4,071	124,495

Adjusted Gross profit previously disclosed	$68,390	$93,757	$151,749	$143,850	$457,746

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year-To-Date
	Ended	Ended	Ended	Ended	Ended
	May 2,	August 1,	October 31,	January 30,	January 30,
	2020	2020	2020	2021	2021
Selling, general, and administrative expenses	$98,491	$114,312	$106,639	$108,792	$428,234

Non-GAAP adjustments:
Restructuring costs	(3,391)	(3,030)	(916)	(3,172)	(10,509)
Fleet optimization	-	(650)	(621)	(1,486)	(2,757)
Incremental COVID-19 operating expenses	(684)	(7,095)	(1,647)	(1,437)	(10,863)
Accounts receivables	(1,043)	(38)	-	-	(1,081)
Gymboree integration costs	(640)	-	-	-	(640)
Legal reserve	(302)	-	-	-	(302)
Aggregate impact of Non-GAAP adjustments	(6,060)	(10,813)	(3,184)	(6,095)	(26,152)

Adjusted Selling, general, and administrative expenses	$92,431	$103,499	$103,455	$102,697	$402,082

Items previously excluded from adjusted Selling, general, and administrative expense:
Store payroll and benefits, net of CARES Act retention credit	(4,242)	-	-	-	(4,242)
Aggregate impact of Non-GAAP adjustments previously disclosed	(10,302)	(10,813)	(3,184)	(6,095)	(30,394)

Adjusted Selling, general and administrative expenses previously disclosed	$88,189	$103,499	$103,455	$102,697	$397,840

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